UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

450 LEXINGTON AVENUE, #3308 NEW YORK, NEW YORK, 10163, UNITED STATES
(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares Class D subordinate voting shares	ACRHF ACRDF	OTC Markets Group Inc. OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01               Entry into a Material Definitive Agreement.

On February 24, 2021, a subsidiary of Acreage Holdings, Inc. (the “Company”), High Street Capital Partners, LLC (“HSCP”) entered into a Stock Purchase Agreement (the “Agreement”) with RWB Florida LLC (the “Buyer”) and Red, White & Bloom Brands Inc. (the “Parent”) (CSE: RWB) (OTCQX: RWBYF), to sell all of the issued and outstanding shares of common stock of Acreage Florida, Inc. (“Acreage Florida”) for an aggregate purchase price of $60.0 million. Acreage Florida is licensed to operate medical marijuana dispensaries, a processing facility, and a cultivation facility in the state of Florida. The deal also includes the sale of property in Sanderson, Florida (the “Transaction”).

As consideration for the Transaction, the Buyer will (i) pay to HSCP an initial $5.0 million upon execution of the Agreement; (ii) pay to HSCP an additional $20.0 million upon closing of the transaction; (iii) issue to HSCP $7.0 million worth of common shares of the Parent, which shares shall be subject to a twelve-month lock-up period during which shares shall be released from lock-up in equal increments starting on the sixth month of the lock-up period; (iv) issue to HSCP a promissory note in the principal amount of $10.0 million due approximately seven months from the closing date; and (v) issue to HSCP an additional promissory note in the principal amount of $18.0 million due approximately thirteen months from the closing date.

The closing of the Transaction is expected to occur during the second quarter of 2021 and is subject to customary closing conditions including the procurement of all necessary approvals for the transfer to the Buyer of the Florida license for the operation of the medical marijuana businesses.

On February 25, 2021, the Company issued a news release announcing the Transaction, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On February 23, 2021, the Company announced that Glen Leibowitz, Acreage's Chief Financial Officer, will be leaving the Company and that Steve Goertz will be appointed as the Chief Financial Officer, with the transition effective April 2, 2021.

Mr. Goertz previously served as Chief Financial Officer of sgsco, a private equity owned global marketing services organization, from 2018 to 2020, where he led the restructuring of the finance function and participated in the rationalization of an organization built through acquisitions. Prior to that, Mr. Goertz was the Chief Financial Officer of goeasy Ltd., a Toronto Stock Exchange listed consumer finance company, from 2009 to 2018, where he co-led the transformation of the business from a hard goods retailer to a leading non-bank financial services organization. In this role, he was also responsible for the development of systems and the establishment of a risk management discipline and successfully transformed the capital structure through a series of equity and debt offering. Mr. Goertz also served in various finance and accounting roles at Sobeys, Maple Leaf Foods, and Deloitte.

Prior to joining Acreage, Mr. Goertz gained considerable cannabis capital markets experience having spent the past 14 months working with Bespoke Capital Acquisition Corp, a special purpose acquisition corporation, focused on the cannabis industry in the U.S. and globally.

On February 15, 2021, the Company entered into an offer letter (the “Offer Letter”) with Mr. Goertz with respect to his employment as Vice President of Finance. The Company expects this Offer Letter to form the basis of Mr. Goertz’s compensation in the role of Chief Financial Officer as well, and does not currently expect any changes to the compensation package discussed herein upon the effective date of the transition to the Chief Financial Officer role. The Offer Letter provides for Mr. Goertz to receive: (a) an annual base salary of $350,000; (b) an initial long-term equity award (the “Equity Award”) under the Acreage Holdings, Inc. Annual Omnibus Equity Incentive Plan consisting of (i) 15,901 restricted share units (“New RSUs”) that will be settled in accordance with the terms of the Equity Award for class E subordinate voting shares of the Company (the “Fixed Shares”), (ii) 50,962 restricted share units (“Floating RSUs”) that will be settled in accordance with the terms of the Equity Award for class D subordinate voting shares of the Company (the “Floating Shares”), (iii) 23,665 options (“Fixed Options”) to acquire Fixed Shares, and (iv) 107,456 options (“Floating Options”) to acquire Floating Shares, with each of the New RSUs, Floating RSUs, Fixed Options and Floating Options to vest in one-third increments on the first, second and third anniversary of the date of the grant; (c) a one-time equity grant of (i) 51,111 New RSUs and (ii) 172,698 Floating Options (the “Initial Award”), with the Initial Award subject to performance-based vesting under which 33 1/3% of each of the class of securities issued pursuant to Initial Award will vest if the Board determines that the Company achieved at least 90% of the Consolidated Adjusted EBITDA Target in respect of each of the fiscal years 2021-2023; and (d) eligibility for an annual cash bonus award in an amount to be determined by the Board, which can be equal to up to 150% of the annual base salary. The Offer Letter also provides severance benefits equal to twelve months of Mr. Goertz’s base salary following his termination by the Company without cause.

There are no arrangements or understandings with any other person pursuant to which Mr. Goertz will be appointed as the Company’s Chief Financial Officer, and there are no family relationships between Mr. Goertz and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Goertz and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On February 23, 2021, the Company issued a news release announcing Mr. Leibowitz’s impending departure and Mr. Goertz’s appointment, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.2. In addition, a copy of the Offer Letter is filed with this report as Exhibit 10.1. The foregoing description of the terms of the Offer Letter is a summary of select terms, is not complete, and is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)             Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Offer of Employment Letter, dated February 15, 2021, by and between Acreage Holdings, Inc. and Steve Goertz.

99.1	Press release of Acreage Holdings, Inc., related to the Sale of Acreage Florida, dated February 25, 2021 .

99.2	Press release of Acreage Holdings, Inc. related to the appointment of Steve Goertz, dated February 23, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

/s/ Glen Leibowitz
Glen Leibowitz
Date: February 26, 2021	Chief Financial Officer